NINETH AMENDMENT
TO THE CUSTODY AGREEMENT
THIS NINETH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS
WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule, and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETFs:

iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF
ZEGA Buy & Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
ATAC Credit Rotation ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.
2.Effective May 1, 2021, Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Nineth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST    U.S. BANCORP FUND SERVICES, LLC
By:    /s/ Eric Falkeis        By:    /s/ Anita Zagrodnik
Name:    Eric Falkeis        Name:    Anita Zagrodnik
Title:    President        Title:    Senior Vice President
Date:    6/18/2021        Date:    6/18/2021

23039146.2

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series
Aware Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

RPAR Risk Parity ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Enhanced Equity Income ETF
Sound Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF

iClima Global Decarbonization Leaders ETF
iClima Distributed Renewable Energy Leaders ETF

23039146.2

ZEGA Buy & Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF

Exhibit C to the Custody Agreement

Base Fee for Domestic Custody Services at May 1, 2021

The following reflects the greater of the basis point fee or annual minimum1 where Toroso Investments, LLC name acts as Adviser to a Fund in the Tidal ETF Trust listed on Exhibit A

Annual Minimum Fee per Fund2
Funds 1-10 $[...]
Funds 10-15 $[...]

Basis Points on AUM of the Funds
[...]

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with USBFS prior to the end of the initial two year period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, “The Adviser” would owe would owe USBFS up to 50% of $[...] ($[...] admin/acct/ta + $[...] Custody)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

Domestic Custody Services in addition to the Base Fee

Portfolio Transaction Fees2

•$ [...] – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•$ [...] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•$ [...] – Option/SWAPS/future contract written, exercised or expired
•$ [...] – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•$ [...] – Physical security transaction
•$ [...] – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Securities Lending and Money Market Deposit Account (MMDA)

•Coordinated by USBFS per Board of Trustee approval – Negotiable

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
•Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•$[...] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•Class Action Services – $[...] filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $[...].
•No charge for the initial conversion free receipt.
•Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Additional Global Sub-Custodial Services Annual Fee Schedule

Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
•1 – 25 foreign securities – $[...]
•26 – 50 foreign securities – $[...]
•Over 50 foreign securities – $[...]
•Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Plus:

Global Custody Transaction Fees1

Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
•A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.

Global Safekeeping and Transaction Fees

(See schedule below)

Tax Reclamation Services

Miscellaneous Expenses
•Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
•Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	[...]	$[...]	Hungary	[...]	$[...]	Poland	[...]	$[...]
Argentina	[...]	$[...]	Iceland	[...]	$[...]	Portugal	[...]	$[...]
Austria	[...]	$[...]	India	[...]	$[...]	Qatar	[...]	$[...]
Bahrain	[...]	$[...]	Indonesia	[...]	$[...]	Romania	[...]	$[...]
Bangladesh	[...]	$[...]	Ireland	[...]	$[...]	Russia	[...]	$[...]
Belgium	[...]	$[...]	Israel	[...]	$[...]	Serbia	[...]	$[...]
Bermuda	[...]	$[...]	Italy	[...]	$[...]	Singapore	[...]	$[...]
Botswana	[...]	$[...]	Japan	[...]	$[...]	Slovakia	[...]	$[...]
Brazil	[...]	$[...]	Jordan	[...]	$[...]	Slovenia	[...]	$[...]
Bulgaria	[...]	$[...]	Kenya	[...]	$[...]	South Africa	[...]	$[...]
Canada	[...]	$[...]	Kuwait	[...]	$[...]	South Korea	[...]	$[...]
Chile	[...]	$[...]	Latvia	[...]	$[...]	Spain	[...]	$[...]
China (A Shares) Stock Connect	[...]	$[...]	Lithuania	[...]	$[...]	Sri Lanka	[...]	$[...]
China (B Shares)	[...]	$[...]	Luxembourg	[...]	$[...]	Swaziland	[...]	$[...]
Colombia	[...]	$[...]	Malaysia	[...]	$[...]	Sweden	[...]	$[...]
Costa Rica	[...]	$[...]	Malta	[...]	$[...]	Switzerland	[...]	$[...]
Croatia	[...]	$[...]	Mauritius	[...]	$[...]	Taiwan	[...]	$[...]
Cyprus	[...]	$[...]	Mexico	[...]	$[...]	Thailand	[...]	$[...]
Czech Republic	[...]	$[...]	Morocco	[...]	$[...]	Tunisia	[...]	$[...]
Denmark	[...]	$[...]	Namibia	[...]	$[...]	Turkey	[...]	$[...]
Egypt	[...]	$[...]	Netherlands	[...]	$[...]	UAE	[...]	$[...]
Estonia	[...]	$[...]	New Zealand	[...]	$[...]	Uganda	[...]	$[...]
Euroclear (Eurobonds)	[...]	See comments**	Nigeria	[...]	$[...]	Ukraine	[...]	$[...]
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments**	Norway	[...]	$[...]	United Kingdom	[...]	$[...]
Finland	[...]	$[...]	Oman	[...]	$[...]	Uruguay	[...]	$[...]
France	[...]	$[...]	Pakistan	[...]	$[...]	Vietnam	[...]	$[...]
Germany	[...]	$[...]	Panama	[...]	$[...]	West African Economic Monetary Union (WAEMU)*	[...]	$[...]
Ghana	[...]	$[...]	Peru	[...]	$[...]	Zambia	[...]	$[...]
Greece	[...]	$[...]	Philippines	[...]	$[...]	Zimbabwe	[...]	$[...]
Hong Kong	[...]	$[...]
* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Euromarkets (Euroclear) - Internal trades	$[...]
Euromarkets (Euroclear) - External trades	Surcharges vary by local market
Euromarkets (Euroclear) - Bridge transactions	$[...]
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$[...]